       _________________________________________________________________
       _________________________________________________________________







                   __________________________________________


                              AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

                               CL&P CAPITAL, L.P.

                         Dated as of ________ __, 199__


                   __________________________________________







       _________________________________________________________________
       _________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                             PAGE
                                                                             ----

ARTICLE I - DEFINITIONS......................................................   1

ARTICLE II - CONTINUATION; NAME; PURPOSES; TERM; ETC.........................   6
     Section 2.01.      Formation............................................   6
     Section 2.02.      Name, Place of Business and Registered Agent.........   6
     Section 2.03.      Purposes.............................................   6
     Section 2.04.      Term.................................................   6
     Section 2.05.      Qualification in Other Jurisdictions.................   6
     Section 2.06.      Admission of Preferred Partners......................   7
     Section 2.07.      Records..............................................   7
     Section 2.08.      Withdrawal of Class A Limited Partner................   7

ARTICLE III - CAPITAL CONTRIBUTIONS..........................................   7
     Section 3.01.      Capital Contributions................................   7
     Section 3.02.      Additional Capital Contributions.....................   7
     Section 3.03.      No Interest or Withdrawals...........................   7
     Section 3.04.      Minimum Capital Account Balance of General Partner...   7
     Section 3.05.      Partnership Interests................................   8
     Section 3.06.      Interests............................................   8

ARTICLE IV - CAPITAL ACCOUNTS................................................   8
     Section 4.01.      Capital Accounts.....................................   8
     Section 4.02.      Compliance with Treasury Regulations.................   8

ARTICLE V - ALLOCATIONS......................................................   8
     Section 5.01.      Profits and Losses...................................   8
     Section 5.02.      Allocation Rules.....................................   9
     Section 5.03.      Adjustments to Reflect Changes in Interests..........   9
     Section 5.04.      Tax Allocations......................................   9
     Section 5.05.      Qualified Income Offset..............................   9
     Section 5.07.      Minimum Allocations to General Partner...............  10
     Section 5.08.      Taxpayer Information.................................  10

ARTICLE VI - DISTRIBUTIONS...................................................  10
     Section 6.01.      Distributions........................................  10
     Section 6.02.      Certain Distributions Prohibited.....................  10

ARTICLE VII - ACCOUNTING MATTERS; BANKING....................................  11
     Section 7.01.      Fiscal Year..........................................  11
     Section 7.02.      Certain Accounting Matters...........................  11
     Section 7.03.      Banking..............................................  12
     Section 7.04.      Right to Rely on Authority of General Partner........  12
     Section 7.05.      Tax Matters Partner..................................  12

ARTICLE VIII - MANAGEMENT....................................................  12
     Section 8.01.      Management...........................................  12
     Section 8.02.      Fiduciary Duty.......................................  13

                                      -2-

     Section 8.03.      Specific Obligations of the General Partner..........  14
     Section 8.04.      Powers of the General Partner........................  14
     Section 8.05.      Independent Affairs..................................  15
     Section 8.06.      Meetings of the Partners.............................  15
     Section 8.07.      Net Worth of the General Partner.....................  16
     Section 8.08.      Restrictions on General Partner......................  16

ARTICLE IX - LIABILITY AND INDEMNIFICATION...................................  17
     Section 9.01.      Partnership Expenses and Liabilities.................  17
     Section 9.02.      No Liability.........................................  17
     Section 9.03.      Indemnification......................................  17

ARTICLE X - WITHDRAWAL; TRANSFER RESTRICTIONS................................  18
     Section 10.01.     Transfer by General Partner; Admission of Substituted
                        General Partner......................................  18
     Section 10.02.     Withdrawal of Limited Partners.......................  18

ARTICLE XI - DISSOLUTION OF THE PARTNERSHIP..................................  19
     Section 11.01.     No Dissolution.......................................  19
     Section 11.02.     Events Causing Dissolution...........................  19
     Section 11.03.     Notice of Dissolution................................  19

ARTICLE XII - LIQUIDATION OF PARTNERSHIP INTERESTS...........................  20
     Section 12.01.     Liquidation..........................................  20
     Section 12.02.     Termination..........................................  20
     Section 12.03.     Duty of Care.........................................  20
     Section 12.04.     No Liability for Return of Capital...................  20

ARTICLE XIII - PREFERRED PARTNER INTERESTS...................................  21
     Section 13.01.     Preferred Partner Interests..........................  21
     Section 13.02.     Terms of All Preferred Partner Interests.............  23

ARTICLE XIV - TRANSFERS......................................................  28
     Section 14.01.     Transfers of Preferred Partner Interests.............  28
     Section 14.02.     Transfer of Certificates.............................  28
     Section 14.03.     Persons Deemed Preferred Partners....................  29
     Section 14.04.     Book Entry Interests.................................  29
     Section 14.05.     Notices to Clearing Agency...........................  30
     Section 14.06.     Definitive Certificates..............................  30

ARTICLE XV - GENERAL.........................................................  31
     Section 15.01.     Power of Attorney....................................  31
     Section 15.02.     Waiver of Partition..................................  31
     Section 15.03.     Notices..............................................  31
     Section 15.04.     Entire Agreement.....................................  32
     Section 15.05.     Waivers..............................................  32
     Section 15.06.     Headings.............................................  32
     Section 15.07.     Separability.........................................  32
     Section 15.08.     Contract Construction................................  32


     Section 15.09.     Counterparts.........................................  32
     Section 15.10.     Benefit..............................................  32
     Section 15.11.     Further Actions......................................  33
     Section 15.12.     Governing Law........................................  33
     Section 15.13.     Amendments...........................................  33

SIGNATURES...................................................................  34

Exhibit A Form of Certificate

                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                              CL&P CAPITAL, L.P.
                              ------------------


     This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of _________, 199__, of CL&P Capital, L.P., a Delaware limited partnership (the "Partnership"), is made by and among The Connecticut Light and Power Company
- ------------
("CL&P"), as general partner of the Partnership, Northeast Utilities Service
- ------
Company ("NUSCO") as Class A Limited Partner, and the Persons (as defined below)
          -----
who become limited partners of the Partnership in accordance with the provisions hereof.

     WHEREAS, CL&P and NUSCO have heretofore formed a limited partnership pursuant to the Delaware Act (as defined below) by filing a Certificate of Limited Partnership (as defined below) with the Secretary of State of the State of Delaware on __________ __, 199__, and entering into a Limited Partnership Agreement of the Partnership dated as of__________ __, 199__ (the "Limited
                                                                   -------
Partnership Agreement");
- ---------------------

     WHEREAS, the parties hereto desire to continue the Partnership as a limited partnership under the Delaware Act and to amend and restate the Limited Partnership Agreement in its entirety.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Limited Partnership Agreement in its entirety as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below (such meaning to be equally applicable to both singular and plural forms of the terms so defined).

     "Action" shall have the meaning set forth in Section 13.01(b).
      ------

     "Affiliate" shall mean, with respect to the Person to which it refers, a
      ---------
Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person.

     "Agreement" shall mean this Amended and Restated Limited Partnership
      ---------
Agreement, as amended, modified, supplemented, or restated from time to time, including, without limitation, by any Action establishing a series of Preferred Partner Interests.

     "Book Entry Interests" shall mean a beneficial interest in the
      --------------------
Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 14.04.

     "Business Day" shall mean any day that is not a Saturday, a Sunday, or a
      ------------
day on which banking institutions in The City of New York, the State of Connecticut, or the State of Delaware are authorized or required to close.

     "Capital Account" shall have the meaning set forth in Section 4.01.
      ---------------

     "Certificate" shall mean a certificate substantially in the form attached
      -----------
hereto as Exhibit A, evidencing a Preferred Partner Interest.

     "Certificate of Limited Partnership" shall mean the Certificate of Limited
      ----------------------------------
Partnership of the Partnership and any and all amendments thereto and restatements thereof filed with the Secretary of State of the State of Delaware.

     "Change in 1940 Act Law" shall mean the occurrence of a change, effective
      ----------------------
on or after the date of issuance of one or more series of Preferred Partner Interests, in law or regulation or a change in official interpretation of law or regulation by any legislative body, court, governmental agency, or regulatory authority to the effect that the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

     "Class A Limited Partner" shall mean NUSCO, in its capacity as a limited
      -----------------------
partner of the Partnership.

     "Clearing Agency" shall mean an organization registered as a "Clearing
      ---------------
Agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" shall mean a broker dealer, bank, other
      ---------------------------
financial institution, or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "CL&P" shall mean The Connecticut Light and Power Company and its
      ----
successors.

     "Code" shall mean the United States Internal Revenue Code of 1986 and
      ----
(unless the context requires otherwise) the rules and regulations promulgated thereunder, as amended from time to time.

     "Commission" shall mean the Securities and Exchange Commission.
      ----------

     "Covered Person" shall mean any Partner, the Special Representative, or any
      --------------
Affiliate thereof, or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Partner, the Special Representative or their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

     "Definitive Certificate" shall have the meaning set forth in Section 14.04.
      ----------------------

     "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership
      ------------
Act, 6 Del.C. Section 17-101, et seq. as amended from time to time or any successor statute thereto.

     "Economic Risk of Loss" shall mean the "economic risk of loss" that any
      ---------------------
Partner is treated as bearing under Treasury Regulation Section 1.752-2 with respect to any Partnership liability.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Fiscal Year" shall have the meaning set forth in Section 7.01.
      -----------

     "General Partner" shall mean CL&P, in its capacity as general partner of
      ---------------
the Partnership, together with any successor thereto that becomes a general partner of the Partnership pursuant to the terms of this Agreement.

     "Guaranty" shall mean the Payment and Guaranty Agreement dated as of
      --------
______, 199__, as amended or supplemented from time to time, of CL&P.

     "Indemnified Person" shall mean the General Partner or the Special
      ------------------
Representative, any Affiliate thereof, or any officers, directors, shareholders, partners, members, employees, representatives, or agents thereof, or any employee or agent of the Partnership or its Affiliates.

     "Indenture" shall mean the Indenture dated as of __________, 199__, as
      ---------
amended or supplemented from time to time, between CL&P and Bankers Trust Company, as Trustee, and any supplemental Indentures thereto entered into by CL&P pursuant to which Subordinated Debentures of CL&P are to be issued.

     "Interest" shall mean the entire partnership interest of a Partner in the
      --------
Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

     "Investment Company Act Event" shall mean, with respect to any series of
      ----------------------------
Preferred Partner Interests, the occurrence of a Change in 1940 Act Law without the Partnership having received, within 45 days after such Change in 1940 Act Law, an opinion of counsel (which may be regular counsel to CL&P or an Affiliate, but not an employee thereof) experienced in such matters, to the effect that CL&P and/or the Partnership has taken reasonable measures within its discretion to avoid such Change in 1940 Act Law so that notwithstanding such Change in 1940 Act Law, the Partnership is not required to be registered as an "investment company" within the meaning of the 1940 Act.

     "Limited Partners" shall mean the Class A Limited Partner, if any, and the
      ----------------
Preferred Partners.

     "Liquidating Distributions" shall mean distributions of Partnership
      -------------------------
property made upon a liquidation and dissolution of the Partnership as provided in Article XII.

     "Liquidating Trustee" shall have the meaning set forth in Section 12.01.
      -------------------

     "Liquidation Distribution" shall mean the liquidation preference of each
      ------------------------
series of Preferred Partner Interests as set forth in the Action for such series.

     "Loss Items" shall mean, with respect to any fiscal period, items of gross
      ----------
Partnership loss, deduction, or expense for such period.

     "Net Income" or "Net Loss" shall mean, with respect to any Fiscal Year, the
      ----------      --------
sum of the Partnership's (a) net gain or loss from the sale or exchange of the Partnership's capital assets during such Fiscal Year, and (b) all other items of income, gain, loss, deduction, and expense for such Fiscal Year that are not included in (a). For purposes of determining the Capital Accounts as set forth in Article IV, "Net Income" and "Net Loss" shall be computed in the same manner as the Partnership computes its income for United States federal income tax purposes, except that adjustments shall be made in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), which adjustments shall include any income which is exempt from United States federal income tax, all Partnership losses and all expenses properly chargeable to the Partnership, whether deductible or non-deductible and whether described in Section 705(a)(2)(B) of the Code, treated as so described pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), or otherwise, and a distribution in kind of Partnership property shall be treated as a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of distribution.

     "1940 Act" shall mean the Investment Company Act of 1940, as amended.
      --------

     "NUSCO" shall mean Northeast Utilities Service Company and its successors.
      -----

     "Notice of Redemption" shall have the meaning set forth in Section
      --------------------
13.02(b)(i).

     "Partners" shall mean the General Partner and the Limited Partners.
      --------

     "Partnership" shall mean CL&P Capital, L.P., a limited partnership formed
      -----------
under the laws of the State of Delaware.

     "Person" shall mean any individual, general partnership, limited
      ------
partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative, or association, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

     "Preferred Partner" shall mean a limited partner of the Partnership who
      -----------------
holds one or more Preferred Partner Interests.

     "Preferred Partner Distribution" shall have the meaning set forth in
      ------------------------------
Section 13.02(a)(1).

     "Preferred Partner Interest Owner" shall mean, with respect to a Book Entry
      --------------------------------
Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Preferred Partner Interests" shall mean the Interests described in Article
      ---------------------------
XIII.

     "Purchase Price" shall mean the amount paid to the Partnership for each
      --------------
Preferred Partner Interest.

     "Redemption Price" shall have the meaning set forth in Section 13.01(b)(v).
      ----------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Special Representative" shall have the meaning set forth in Section
      ----------------------
13.02(d).

     "Subordinated Debentures" shall mean the Junior Subordinated Deferrable
      -----------------------
Interest Debentures of CL&P issued under the Indenture.

     "Successor Securities" shall have the meaning set forth in Section
      --------------------
13.02(e).

     "Tax Event" shall mean, with respect to any series of Preferred Partner
      ---------
Interests, that the Partnership shall have received an opinion of counsel (which may be regular tax counsel to CL&P or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of issuance of such series of Preferred Partner Interests, there is more than an insubstantial risk that (1) the Partnership is subject to United States federal income tax with respect to interest received on the related Subordinated Debentures or the Partnership will otherwise not be taxed as a Partnership or
(2) interest payable by CL&P to the Partnership on the related Subordinated Debentures is not deductible for United States federal income tax purposes or
(3) the Partnership is subject to more than a de minimis amount of other taxes, duties, or other governmental charges.

     "Tax Matters Partner" shall have the meaning set forth in Section 7.05.
      -------------------

     "Transfer" shall mean any transfer, sale, assignment, gift, pledge,
      --------
hypothecation, or other disposition or encumbrance of an interest in the Partnership.

     "Treasury Regulations" shall mean the final and temporary income tax
      --------------------
regulations, as well as the procedural and administrative regulations, promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

     "Trustee" shall mean Bankers Trust Company, or any successor Trustee under
      -------
the Indenture.

     "Underwriting Agreement" shall mean the Underwriting Agreement dated
      ----------------------
_____________, 199__, among the Partnership, CL&P and the underwriters named therein with regard to the sale of Preferred Partner Interests and related securities and any additional Underwriting Agreements entered into by the Partnership and CL&P with regard to the sale of additional Preferred Partner Interests and related securities.

                                  ARTICLE II
                   CONTINUATION; NAME; PURPOSES; TERM; ETC.
                   ----------------------------------------

     Section 2.01.  Formation.  The parties hereto hereby join together to
                    ---------
continue a limited partnership which shall exist under and be governed by the Delaware Act. The Partnership shall make any and all filings or disclosures required under the laws of Delaware or otherwise with respect to its continuation as a limited partnership, its use of a fictitious name, or otherwise as may be required. The Partnership shall be a limited partnership among the Partners solely for the purposes specified in Section 2.03 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the business purposes of the Partnership as specified in Section 2.03. No Partner shall have any power to bind any other Partner with respect to any matter except as specifically provided in this Agreement. No Partner shall be responsible or liable for any indebtedness or obligation of any other Partner incurred either before or after the execution of this Agreement. The assets of the Partnership shall be owned by the Partnership as an entity, and no Partner individually shall own any direct interest in the assets of the Partnership.

     Section 2.02.  Name, Place of Business and Registered Agent.  The name of
                    --------------------------------------------
the Partnership is "CL&P Capital, L.P." The principal place of business of the Partnership shall be Berlin, Connecticut or at such other place as may be selected by the General Partner in its sole discretion. The name and address of the agent for service of process for the Partnership is:

                 Corporation Service Company
                 1013 Centre Road
                 Wilmington, DE 19805

     Section 2.03.  Purposes.  The sole purposes of the Partnership are to issue
                    --------
and sell Interests in the Partnership, including, without limitation, Preferred Partner Interests, and to use the proceeds of all sales of Interests in the Partnership (as well as all or a portion of the capital contributions to the Partnership) to purchase Subordinated Debentures issued by CL&P pursuant to the Indenture and to effect other similar arrangements permitted by this Agreement, and to engage in any and all activities necessary, convenient, advisable, or incidental thereto. The Partnership shall not borrow money or issue debt or mortgage or pledge any of its assets.

     Section 2.04.  Term.  The Partnership was formed on November __, 1994 and
                    ----
shall continue without dissolution through November __, 2093, unless sooner dissolved as provided in Article XI hereof.

     Section 2.05.  Qualification in Other Jurisdictions.  The General Partner
                    ------------------------------------
shall cause the Partnership to be qualified, formed, or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business. The General Partner shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any jurisdiction in which the Partnership may wish to conduct business.

     Section 2.06.  Admission of Preferred Partners.  Upon receipt by a Person
                    -------------------------------
of a Certificate and payment for the Preferred Partner Interest being acquired by such Person, which shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect its admission as a Preferred Partner, such Person shall be admitted to the Partnership as a Preferred Partner and shall become bound by this Agreement without execution of this Agreement.

     Section 2.07.  Records.  The name and mailing address of, and the amount
                    -------
contributed to the capital of the Partnership by, each Partner shall be listed on the books and records of the Partnership. The Partnership shall keep such other records as are required by Section 17-305 of the Delaware Act. The General Partner shall update the books and records from time to time as necessary to accurately reflect the information therein.

     Section 2.08.  Withdrawal of Class A Limited Partner.  Upon the admission
                    -------------------------------------
of at least one Preferred Partner as a limited partner of the Partnership, the Class A Limited Partner shall be deemed to have withdrawn from the Partnership as a limited partner of the Partnership, and upon such withdrawal, the Class A Limited Partner shall have its capital contribution returned to it without any interest or deduction and shall have no further interest in the Partnership.


                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS
                             ---------------------

     Section 3.01.  Capital Contributions.  As of the date of this Agreement,
                    ---------------------
the General Partner has contributed the amount of [*** $___________ ***] to the capital of the Partnership and shall make any further contributions required to satisfy its obligations under Section 3.04. Each Preferred Partner, or its predecessor in interest, will contribute to the capital of the Partnership the amount of the Purchase Price for the Preferred Partner Interests held by it.

     Section 3.02.  Additional Capital Contributions.  No Partner shall be
                    --------------------------------
required to make any additional contributions or advances to the Partnership except as provided in Section 3.04 or by law. The General Partner may make additional capital contributions in excess of the amounts required under this Agreement at any time.

     Section 3.03.  No Interest or Withdrawals.  No interest shall accrue on any
                    --------------------------
capital contribution made by a Partner, and no Partner shall have the right to withdraw or to be repaid any portions of its capital contributions so made, except as specifically provided in this Agreement.

     Section 3.04.  Minimum Capital Account Balance of General Partner.  At all
                    --------------------------------------------------
times throughout the term of the Partnership, the General Partner shall maintain a Capital Account balance equal to at least 3% of the total positive Capital Account balances for the Partnership. If necessary, the General Partner shall immediately make additional contributions to satisfy those requirements, which shall constitute additional capital contributions made by the General Partner.

     Section 3.05.  Partnership Interests.  Unless otherwise provided herein,
                    ---------------------
the percentage interests of the Partners shall be as determined in proportion to the capital contributions of the Partners.

     Section 3.06.  Interests.  Each Partner's respective Preferred Partner
                    ---------
Interests shall be set forth on the books and records of the Partnership. Each Partner hereby agrees that its Interests shall for all purposes be personal property. No Partner has an interest in specific Partnership property. The Partnership shall not issue any additional interest in the Partnership after the date hereof other than General Partner Interests or Preferred Partner Interests.


                                   ARTICLE IV
                                CAPITAL ACCOUNTS
                                ----------------

     Section 4.01.  Capital Accounts.  There shall be established on the books
                    ----------------
of the Partnership a capital account (each a "Capital Account") for each Partner
                                              ---------------
that shall consist of the initial capital contribution to the Partnership made by such Partner (or such Partner's predecessor in interest), increased by: (a) any additional capital contributions made by such Partner (or predecessor thereof), (b) the agreed value of any property subsequently contributed to the capital of the Partnership by such Partner (or predecessor thereof); and (c) Net Income allocated to any Partner (or predecessor thereof). A Partner's Capital Account shall be decreased by: (a) Net Loss allocated to any Partner (or predecessor thereof); and (b) any distributions made to such Partner (or predecessor thereof). In addition to and notwithstanding the foregoing, Capital Accounts shall be maintained at all times in accordance with the capital account maintenance rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv).

     Section 4.02.  Compliance with Treasury Regulations.  The foregoing
                    ------------------------------------
provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are determined in order to comply with such regulations, the General Partner may make such modification.


                                   ARTICLE V
                                  ALLOCATIONS
                                  -----------

     Section 5.01.  Profits and Losses.  Each fiscal period, the Net Income of
                    ------------------
the Partnership shall be allocated (1) first, to the Preferred Partners, pro
                                                                         ---
rata in proportion to the number of Preferred Partner Interests held by each
- ----
Preferred Partner and at the distribution rate specified in the Action for each series of Preferred Partner Interests, in an amount equal to the excess of (a) the Preferred Partner Distributions accrued on such Preferred Partner Interests since their date of issuance through and including the close of the current fiscal period (whether or not paid) over (b) the amount of Net Income allocated to the Preferred Partners pursuant to clause (1) of this Section 5.01 in all prior fiscal periods; and (2) thereafter, to the General Partner. Except in connection with the dissolution and liquidation of the Partnership, the Net Loss of the Partnership shall be allocated each year to the General Partner. Upon a dissolution and liquidation of the Partnership, Net Loss shall be allocated to each Preferred Partner in an amount equal to the excess of (a) such Preferred Partner's Capital Account over
(b) such Preferred Partner's Liquidation Distribution (as defined with respect to each Preferred Partner's Interest in the Action establishing such Preferred Partner Interests), with any remaining Net Loss being allocated to the General Partner. Notwithstanding the foregoing, any and all costs and expenses of the Partnership paid (or required to be paid) by the General Partner pursuant to
Section 8.03(c) shall be allocated each Fiscal Year to the General Partner.

     Section 5.02.  Allocation Rules.  For purposes of determining the profits,
                    ----------------
losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner in its sole and absolute discretion using any method that is permissible under Section 706 of the Code and the Treasury Regulations thereunder. The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.

     Section 5.03.  Adjustments to Reflect Changes in Interests.
                    -------------------------------------------
Notwithstanding the foregoing, with respect to any Fiscal Year during which any Partner's percentage interest in the Partnership changes, whether by reason of the admission of a Partner, the withdrawal of a Partner, a non-pro rata
                                                               --- ----
contribution of capital to the Partnership or any other event described in
Section 706(d)(1) of the Code and the Treasury Regulations issued thereunder, allocations of the items of income, gain, loss, and deduction of the Partnership shall be adjusted appropriately to take into account the varying interests of the Partners during such Fiscal Year. The General Partner shall consult with the Partnership's accountants and other tax advisors and shall select the method of making such adjustments, which method shall be used consistently thereafter.

     Section 5.04.  Tax Allocations.  For United States federal, state, and
                    ---------------
local income tax purposes, Partnership income, gain, loss, deduction, or credit (or any item thereof) for each Fiscal Year shall be allocated to and among the Partners in order to reflect the allocations made pursuant to the provisions of this Article V for such Fiscal Year (other than allocations of items which are not deductible or are excluded from taxable income), taking into account any variation between the adjusted tax basis and book value of Partnership property in accordance with the principles of Section 704(c) of the Code.

     Section 5.05.  Qualified Income Offset.  Notwithstanding any other
                    -----------------------
provision hereof, if any Partner unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) which creates or increases a deficit in the Capital Account of such Partner (and, for this purpose, the existence of a deficit shall be determined by increasing the Partner's Capital Account by any amounts that the Partner is obligated to restore to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and -2(i)(5), and reducing the Partner's Capital Account by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and
(6)), the next available gross income of the Partnership shall be allocated to the Partners having such deficit balances, in proportion to the deficit balances, until such deficit balances are eliminated as quickly as possible.
The provisions of this Section 5.05 are intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and implemented as therein provided.

     Section 5.06.  Nonrecourse Debt.  While this Agreement does not provide
                    ----------------
certain provisions required by Treasury Regulations (S)(S) 1.704-1(b) and 1.704-2 because those provisions apply to transactions that are not expected to occur, the Partners intend that the allocation under this Article V conform to Treasury Regulations (S)(S) 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain and partner nonrecourse debt provisions of such Treasury Regulations), and the General Partner shall make such changes in the allocations under this Article V as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

       Section 5.07.  Minimum Allocations to General Partner.  Notwithstanding
                      --------------------------------------
any other provision hereof, other than the provisions of Section 5.05, the General Partner shall be allocated at least 1% of all items of Net Income and Net Losses for each Fiscal Year.

     Section 5.08.  Taxpayer Information.  Any Person who holds Preferred
                    --------------------
Partner Interests as a nominee for another Person is required to furnish to the Partnership (a) the name, address, and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (1) a Person that is not a United States Person, (2) a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (c) the amount and description of Preferred Partner Interests held, acquired, or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisitions cost for purchases, as well as the amount of net proceeds from sales.


                                   ARTICLE VI
                                 DISTRIBUTIONS
                                 -------------

     Section 6.01.  Distributions.  Preferred Partners shall receive periodic
                    -------------
distributions, if any, in accordance with the terms of the applicable Action creating the series of Preferred Partner Interests held by them, as and when determined by the General Partner, out of funds held by the Partnership and legally available therefor. Subject to the rights of the holders of the Preferred Partner Interests, the General Partner shall receive such distributions, if any, as may be determined from time to time by the General Partner.

     Section 6.02.  Certain Distributions Prohibited.  Notwithstanding anything
                    --------------------------------
in this Agreement to the contrary, all Partnership distributions shall be subject to the following limitations:

     (a) No distribution shall be made to any Partner if, and to the extent that, such distribution would not be permitted under Section 17-607 of the Delaware Act or other applicable law.

     (b) No distribution shall be made to any Partner to the extent that such distribution, if made, would create or increase a deficit balance in the Capital Account of such Partner.

     (c) Other than Liquidating Distributions, no distribution of Partnership property shall be made in kind. Notwithstanding anything in the Delaware Act or this Agreement to the contrary, in the event of a Liquidating Distribution, a Partner may be compelled in accordance with Section 12.01 to accept a distribution of cash or any other asset in kind from the Partnership even if the percentage of the asset distributed to it exceeds a percentage of that asset which is equal to the percentage in which such Partner shares in distributions from the Partnership.

     Section 6.03.  Withholding.  The Partnership shall comply with all
                    -----------
withholding requirements under United States federal, state and local law. The Partnership shall request, and the Partners shall provide to the Partnership, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Partner, and any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Partnership shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Partner, shall remit amounts withheld with respect to the Partners to applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed overwithholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding.


                                  ARTICLE VII
                          ACCOUNTING MATTERS; BANKING
                          ---------------------------

     Section 7.01.  Fiscal Year.  The fiscal year ("Fiscal Year") of the
                    -----------                     -----------
Partnership shall be the calendar year, or such other year as is required by the Code.

     Section 7.02.  Certain Accounting Matters.  (a) At all times during the
                    --------------------------
existence of the Partnership, the General Partner shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Partnership. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Partnership shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Partnership shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the General Partner.

     (b) The General Partner shall cause to be prepared and delivered to each of the Partners, within 90 days after the end of each Fiscal Year of the Partnership, annual financial statements of the Partnership, including a balance sheet of the Partnership as of the end of such Fiscal Year, and the related statements of income or loss and a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction, or credit for such Fiscal Year for income tax purposes.

     (c) Notwithstanding anything in this Agreement to the contrary, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Partners for such period of time as the General Partner deems reasonable any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or which the Partnership or a third party is required by law or by an agreement to keep confidential.

     (d) The General Partner may make, or revoke, in its sole and absolute discretion, any elections for the Partnership that are permitted under tax or other applicable laws, including elections under Section 704(c) of the Code, provided that the General Partner shall not make any elections pursuant to
Section 754 of the Code.

     Section 7.03.  Banking.  The Partnership shall maintain one or more bank
                    -------
accounts in the name and for the sole benefit of the Partnership. The sole signatories for such accounts shall be designated by the General Partner. Reserve cash, cash held pending the expenditure of funds for the business of the Partnership, or cash held pending a distribution to one or more of the Partners may be invested in any manner at the sole and absolute discretion of the General Partner.

     Section 7.04.  Right to Rely on Authority of General Partner.  No Person
                    ---------------------------------------------
that is not a Partner, in dealing with the General Partner, shall be required to determine such General Partner's authority to make any commitment or engage in any undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of the authority of the General Partner.

     Section 7.05.  Tax Matters Partner.  The "tax matters partner," as defined
                    -------------------
in Section 6231 of the Code, of the Partnership shall be the General Partner (the "Tax Matters Partner"). The Tax Matters Partner shall receive no
      -------------------
compensation from the Partnership for its services in that capacity. The Tax Matters Partner is authorized to employ such accountants, attorneys, and agents as it, in its sole and absolute discretion, deems necessary or desirable. Any Person who serves as Tax Matters Partner shall not be liable to the Partnership or to any Partner for any action it takes or fails to take as Tax Matters Partner with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Partnership.


                                  ARTICLE VIII
                                   MANAGEMENT
                                   ----------

     Section 8.01.  Management.  (a) The General Partner shall have full and
                    ----------
exclusive authority with respect to all matters concerning the conduct of the business and affairs of the Partnership, including without limitation the power, without the consent of the Limited Partners, to make all decisions it deems necessary, advisable, convenient, or desirable to accomplish the purposes of the Partnership. The Limited Partners shall have no right to remove or replace the General Partner. The acts of the General Partner acting alone shall serve to bind the Partnership and shall constitute the acts of the Partners.

     (b) The Limited Partners in their capacity as such shall not take part in the management, operation, or control of the business of the Partnership or transact any business in the name of the Partnership. In addition, the Limited Partners, in their capacity as such, shall not be agents of the Partnership and shall not have the power to sign or bind the Partnership to any agreement or document. The Limited Partners shall have the right to vote only with respect to those matters specifically provided for in this Agreement. Notwithstanding anything herein to the contrary, the Preferred Partners may exercise all rights provided to them, if any, under the Indenture and the Guaranty.

     (c) The General Partner is authorized and directed to use its best efforts to conduct the affairs of, and to operate, the Partnership in such a way that the Partnership would not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of CL&P for United States federal income tax purposes. In this connection, the General Partner is authorized to take any action not inconsistent with applicable law, the Certificate of Limited Partnership, or this Agreement that does not materially adversely affect the interests of holders of Preferred Partner Interests that the General Partner determines in its sole and absolute discretion to be necessary or desirable for such purposes.

     Section 8.02.  Fiduciary Duty.  (a) To the extent that, at law or in
                    --------------
equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement or the advice of counsel selected by the Indemnified Person in good faith. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

     (b) Unless otherwise expressly provided herein, (1) whenever a conflict of interest exists or arises between Covered Persons, or (2) whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Indemnified Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction, or situation, and the benefits and burdens relating to such interests, any customary or accepted industry practices, the advice of counsel selected by the Indemnified Person in good faith, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action, or term so made, taken, or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

     (c) Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (1) in its "discretion" or under a grant of similar authority or latitude, the Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (2) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

     Section 8.03.  Specific Obligations of the General Partner.  The General
                    -------------------------------------------
Partner hereby undertakes:

     (a) to devote to the affairs of the Partnership so much of its time as shall be necessary to carry on properly the Partnership's business and its responsibilities hereunder;

     (b) to cause the Partnership (i) to do, or refrain from doing, such acts as shall be required by Delaware law in order to preserve the valid existence of the Partnership as a Delaware limited partnership and to preserve the limited liability of the Limited Partners, and (ii) to refrain from engaging in any activity that is not consistent with the limited purposes of the Partnership set forth in Section 2.03 hereof;

     (c) to pay directly all (and the Partnership shall not be obligated to pay, directly or indirectly, any) of the costs and expenses of the Partnership, including without limitation costs and expenses relating to the organization of and offering of limited partner interests in the Partnership and costs and expenses relating to the operation of the Partnership. By way of example and not of limitation, such costs and expenses include costs and expenses of accountants, attorneys, statistical or bookkeeping services, computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel, telephone, and costs and expenses incurred in connection with the acquisition, financing, and disposition of Partnership assets; and

     (d) to timely perform all its duties as General Partner, including its duty to pay distributions to the Preferred Partners in accordance with Section 6.01 hereof.

     Section 8.04.  Powers of the General Partner.  The General Partner shall
                    -----------------------------
have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or desirable to effectuate the business, purposes, and objectives of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have the power and authority without any further act, approval, or vote of any Partner to:

     (a) cause the Partnership to issue Interests, including Preferred Partner Interests, and determine classes and series thereof, in accordance with this Agreement; provided, however, that the Partnership shall not create or issue any
           --------  -------
Interests senior to Preferred Partner Interests;

     (b) act as, or appoint another Person to act as, registrar and transfer agent for the Preferred Partner Interests;

     (c) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, distributions, and voting rights and declare distributions and make all other required payments on General Partner, Class A Limited Partner and Preferred Partner Interests as the Partnership's paying agent;

     (d) enter into and perform one or more Indentures and one or more Underwriting Agreements and use the proceeds from the issuance of the Interests to purchase the Subordinated Debentures, in each case on behalf of the Partnership;

     (e) bring and defend on behalf of the Partnership actions and proceedings at law or in equity before any court or governmental, administrative, or other regulatory agency, body, or commission or otherwise;

     (f) employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

     (g) redeem each series of Preferred Partner Interests (which shall constitute a return of capital and not a distribution of income) in accordance with its terms and/or to the extent that the related series of Subordinated Debentures is redeemed or reaches maturity; and

     (h) execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Partnership in all matters necessary, desirable, convenient, advisable or incidental to the foregoing.

     The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in, or precluded by, this Agreement.

     Section 8.05.  Independent Affairs.  Any Partner or any Affiliate thereof
                    -------------------
may engage in or possess an interest in any other business venture of whatever nature and description, independently or with others, wherever located and whether or not comparable to or in competition with the Partnership or the General Partner, or any Affiliate thereof, and neither the Partnership nor any of the Partners shall, by virtue of this Agreement, have any rights with respect to, or interests in, such independent ventures or the income, profits, or losses derived therefrom. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a Partner or fiduciary) or to recommend to others any such particular investment opportunity.

     Section 8.06.  Meetings of the Partners.  Meetings of the Partners of any
                    ------------------------
class or series or of all classes or series of the Partnership's Interests may be called at any time by the Partners holding 10% in liquidation preference of such class or series of Interests, or of all classes or series of Interests, as the case may be, or as provided in any Action establishing a series of Preferred Partner Interests. Except to the extent otherwise provided in any such Action, the following provisions shall apply to meetings of Partners.

     (a) Notice of any meeting shall be given to all Partners not less than 10 Business Days nor more than 60 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever a vote, consent, or approval of Partners is permitted or required under this Agreement, such vote, consent, or approval may be given at a meeting of Partners or by written consent.

     (b) Each Partner may authorize any Person to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

     (c) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

     (d) Subject to the provisions of this Section 8.06, the General Partner, in its sole and absolute discretion, shall establish all other provisions relating to meetings of Partners, including notice of the time, place, or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action, by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy, or any other matter with respect to the exercise of any such right to vote; provided, however, that
                                                        --------  -------
unless the General Partner has established a lower percentage, a majority of the Partners entitled to vote thereat shall constitute a quorum at all meetings of the Partners.

     Section 8.07.  Net Worth of the General Partner.  By execution of this
                    --------------------------------
Agreement, the General Partner represents and covenants that (a) as of the date hereof and at all times during the existence of the Partnership it will maintain a fair market value net worth of at least 10% of the total contributions less redemptions to the Partnership, throughout the life of the Partnership, in accordance with Rev. Proc. 92-88, 1992-2 C.B. 496, or such other amount as may be required from time to time pursuant to any amendment, modification, or successor to Rev. Proc. 92-88 (such net worth being computed excluding any interest in, or receivable due from, the Partnership and including any income tax liabilities that would become due by the General Partner upon disposition by the General Partner of all assets included in determining such net worth), and
(b) it will not make any voluntary dispositions of assets which would reduce the net worth below the amount described in (a).

     Section 8.08.  Restrictions on General Partner.  So long as any series of
                    -------------------------------
Subordinated Debentures are held by the Partnership, the General Partner, unless so directed by the Special Representative, shall not (1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (2) waive any past default which is available under the Indenture, (3) exercise any right to rescind or annul a declaration that the principal of all of a series of Subordinated Debentures shall be due and payable or (4) consent to any amendment, modification, or termination of the Indenture, or to a supplemental indenture under the Indenture where such consent shall be required, without, in each case, obtaining the prior approval of the holders of not less than 66 2/3% of the aggregate stated liquidation preference of all series of Preferred Partner Interests affected thereby, acting as a single class; provided, however,
                                                              --------  -------
that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Partner Interests affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Partner Interests. The General Partner shall notify all holders of such Preferred Partner Interests of any notice of default received from the Trustee with respect to such series of Subordinated Debentures.


                                   ARTICLE IX
                         LIABILITY AND INDEMNIFICATION
                         -----------------------------

     Section 9.01.  Partnership Expenses and Liabilities.
                    ------------------------------------

     (a) Except as provided in the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners.

     (b) Except as otherwise expressly required by law, a Limited Partner, in its capacity as such, shall have no liability in excess of (1) the amount of its capital contributions to the Partnership, (2) its share of any assets and undistributed profits of the Partnership, and (3) the amount of any distributions wrongfully distributed to it.

     Section 9.02.  No Liability.  Except as otherwise expressly provided in
                    ------------
Section 9.01(a) or by the Delaware Act, no Covered Person shall be liable to the Partnership or to any other Partner for any act or omission performed or omitted pursuant to the authority granted to it hereunder or by law, or from a loss resulting from any mistake or error in judgment on its part or from the negligence, dishonesty, fraud or bad faith of any employee, independent contractor, broker or other agent of the Partnership, provided that such act or omission, such mistake or error in judgment or the selection of such employee, independent contractor, broker or other agent, as the case may be, did not result from the willful misconduct, gross negligence or fraud of such Covered Person. Any Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

     Section 9.03.  Indemnification.  To the fullest extent permitted by
                    ---------------
applicable law, except as set forth in Section 8.03(c), an Indemnified Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this

Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of willful misconduct, gross negligence or fraud with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.03
                   --------  -------
shall be provided out of and to the extent of Partnership assets only, and except as otherwise provided by the Delaware Act, no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 9.03.


                                   ARTICLE X
                       WITHDRAWAL; TRANSFER RESTRICTIONS
                       --------------------------------

     Section 10.01.  Transfer by General Partner; Admission of Substituted
                     -----------------------------------------------------
General Partner.  The General Partner may not Transfer its Interest (in whole or
- ---------------
in part) to any Person without the consent of all other Partners, provided that
                                                                  --------
the General Partner may, without the consent of any Partner, Transfer its Interest to any of its direct or indirect wholly-owned subsidiaries. Notwithstanding anything else herein, the General Partner may merge with or into another Person, may permit another Person to merge with or into the General Partner and may Transfer all or substantially all of its assets to another Person if the General Partner is the survivor of such merger or the Person into which the General Partner is merged or to which the General Partner's assets are transferred is a Person organized under the laws of the United States or any state thereof or the District of Columbia and the General Partner shall have the right to admit the assignee or transferee of its Interest which is permitted hereunder as a substituted or additional general partner of the Partnership, without the consent of the Limited Partners. Any such assignee or transferee of all or a part of the Interest of a General Partner shall be deemed admitted to the Partnership as a general partner of the Partnership immediately prior to the effective date of such Transfer, and such additional or successor general partner is hereby authorized to and shall continue the business of the Partnership without dissolution.

     Section 10.02.  Withdrawal of Limited Partners.  A Preferred Partner may
                     ------------------------------
not withdraw from the Partnership prior to the dissolution, liquidation, or winding up of the Partnership except upon the assignment of its Preferred Partner Interests (including any redemption, repurchase, exchange, or other acquisition by the Partnership), as the case may be, in accordance with the provisions of this Agreement. Any Person who has been assigned one or more Interests shall provide the Partnership with a completed Form W-8 or such other documents or information as are requested by the Partnership for tax reporting purposes. A withdrawing Preferred Partner shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Preferred Partner Interest except as otherwise expressly provided in this Agreement.

                                 ARTICLE XI
                         DISSOLUTION OF THE PARTNERSHIP
                         ------------------------------

     Section 11.01.  No Dissolution.  The Partnership shall not be dissolved by
                     --------------
the admission of Partners in accordance with the terms of this Agreement. The death, withdrawal, incompetency, bankruptcy, dissolution, or other cessation to exist as a legal entity of a Limited Partner, or the occurrence of any other event that terminates the Interest of a Limited Partner in the Partnership, shall not in and of itself cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of any such event, the General Partner, subject to the terms of this Agreement, may, without any further act, vote, or approval of any Partner, admit any Person to the Partnership as an additional or substitute Limited Partner, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

     Section 11.02.  Events Causing Dissolution.  The Partnership shall be
                     --------------------------
dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

     (a) The expiration of the term of the Partnership, as provided in Section
2.04 hereof;

     (b) The withdrawal, removal, or bankruptcy of the General Partner or Transfer (other than a grant of a security interest) by the General Partner of its entire Interest in the Partnership when the assignee is not admitted to the Partnership as an additional or successor general partner in accordance with
Section 10.01 hereof, or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Delaware Act, provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (b) if
(1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to, agrees to, and does carry on the business of the Partnership, or (2) within 90 days after the occurrence of such event, a majority in Interest of the remaining Partners (or such greater percentage in Interest as is required by the Delaware Act) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more successor general partners of the Partnership;

     (c) The entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act;

     (d) The written consent of the General Partner and all of the Preferred Partners; or

     (e) If a Tax Event or an Investment Company Act Event has occurred, pursuant to an Action of the General Partner so providing.

     Section 11.03.  Notice of Dissolution.  Upon the dissolution of the
                     ---------------------
Partnership, the General Partner shall promptly notify the Partners of such dissolution.

                                 ARTICLE XII
                      LIQUIDATION OF PARTNERSHIP INTERESTS
                      ------------------------------------

     Section 12.01.  Liquidation.  Upon dissolution, liquidation or winding up
                     -----------
of the Partnership, the General Partner, or, in the event that the dissolution, liquidation or winding up is caused by an event described in Section 11.02(b) and there is no other general partner of the Partnership, a Person or Persons who may be approved by Preferred Partners holding not less than a majority in liquidation preference of the Preferred Partner Interests, as liquidating trustee (the "Liquidating Trustee"), shall immediately commence to wind up the
              -------------------
Partnership's affairs; provided, however, that a reasonable time shall be
                       --------  -------
allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon a liquidation. The Preferred Partners shall continue to share profits and losses during liquidation in the same proportions, as specified in Articles V and VI hereof, as before liquidation. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

     (a) to creditors of the Partnership, including Preferred Partners who are creditors, to the extent permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than (1) liabilities for which reasonable provision for payment has been made and (2) liabilities for distributions to Partners;

     (b) to the holders of Preferred Partner Interests of each series then outstanding in accordance with the terms of the Action or Actions for such series; and

     (c) to all Partners in proportion to their respective positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

     Section 12.02.  Termination.  The Partnership shall terminate when all of
                     -----------
the assets of the Partnership have been distributed in the manner provided for in this Article XII, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware Act.

     Section 12.03.  Duty of Care.  The General Partner or the Liquidating
                     ------------
Trustee, as the case may be, shall not be liable to the Partnership or any Partner for any loss attributable to any act or omission of the General Partner taken in good faith in connection with the liquidation of the Partnership and distribution of its assets in belief that such course of conduct was in accordance with this Agreement and in the best interest of the Partnership. The General Partner or the Liquidating Trustee, as the case may be, may consult with counsel and accountants with respect to liquidating the Partnership and distributing its assets and shall be justified in acting or omitting to act in accordance with the written opinion of such counsel or accountants, provided they shall have been selected with reasonable care.

     Section 12.04.  No Liability for Return of Capital. The General Partner and
                     ----------------------------------
its respective officers, directors, members, shareholders, employees, representatives, agents, partners, and Affiliates shall not be personally liable for the return of the contributions of any Partner to the Partnership. No Limited Partner shall be obligated to restore to the

Partnership any amount with respect to a negative Capital Account. The General Partner shall be obligated to restore to the Partnership any deficit balance in its Capital Account upon the dissolution of the Partnership by the end of the Fiscal Year of dissolution (or, if later, within 90 days after the date of such dissolution).


                                  ARTICLE XIII
                          PREFERRED PARTNER INTERESTS
                          ---------------------------

     Section 13.01.  Preferred Partner Interests.
                     ---------------------------

     (a) The aggregate number of Preferred Partner Interests which the Partnership shall have authority to issue is unlimited. Each series of Preferred Partner Interests shall rank equally and all Preferred Partner Interests shall rank senior to all other Interests in respect of the right to receive distributions and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary dissolution and winding up of the Partnership.

     (b) The General Partner on behalf of the Partnership is authorized to issue Preferred Partner Interests, in one or more series, having such designations, rights, privileges, restrictions, and other terms and provisions, whether in regard to distributions, return of capital, or otherwise, as may from time to time be established in a written action or actions (each, an "Action") of the
                                                              ------
General Partner providing for the issue of such series. In connection with the foregoing, the General Partner is expressly authorized, prior to issuance, to set forth in an Action or Actions providing for the issue of such series, the following:

          (1) The distinctive designation of such series which shall distinguish it from other series;

          (2) The number of Preferred Partner Interests included in such series;

          (3) The Preferred Partner Distribution rate (or method of determining such rate) for Preferred Partner Interests of such series and the first date upon which such Preferred Partner Distribution shall be payable; provided, however, that Preferred Partner Distributions shall be payable on
     --------  -------
     a monthly basis to the holders of the Preferred Securities of such series as of a record date in each calendar month during which the Preferred Securities of such series are outstanding;

          (4) The amount or amounts which shall be paid out of the assets of the Partnership to the holders of such series of Preferred Partner Interests upon voluntary or involuntary dissolution and winding up of the Partnership;

          (5) The price or prices at which (the "Redemption Price"), the period
                                                 ----------------
     or periods within which, and the terms and conditions upon which the Preferred Partner Interests of such series may be redeemed or purchased, in whole or in part, at the option of the Partnership;

          (6) The obligation, if any, of the Partnership to purchase or redeem Preferred Partner Interests of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Partner Interests of such series shall be redeemed, in whole or in part, pursuant to such obligation;

          (7) The period or periods within which and the terms and conditions, if any (including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof), upon which the Preferred Partner Interests of such series shall be convertible or exchangeable at the option of the Preferred Partner, or the Partnership, into any other Interests or securities or other property or cash or into any other series of Preferred Partner Interests;

          (8) The voting rights, if any, of the Preferred Partner Interests of such series in addition to those required by law or set forth herein, and any requirement for the approval by the Preferred Partner Interest, or of the Preferred Partner Interests of one or more series, or of both, as a condition to specified Action or amendments to this Agreement; and

          (9) Any other relative rights, powers, preferences, or limitations of the Preferred Partner Interests of the series not inconsistent with this Agreement or with applicable law.

     In connection with the foregoing and without limiting the generality thereof, the General Partner is hereby expressly authorized, without the vote or approval of any other Partner, to take any Action to create under the provisions of this Agreement a series of Preferred Partner Interests that was not previously outstanding. Without the vote or approval of any other Partner, the General Partner may execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection with the issue from time to time of Preferred Partner Interests in one or more series as shall be necessary or desirable to reflect the issue of such series. The General Partner shall do all things it deems to be necessary or desirable to comply with the Delaware Act and is authorized and directed to do all permissible things it deems to be necessary or desirable in connection with any future issuance, including compliance with any statute, rule, regulation, or guideline of any federal, state, or other governmental agency or any securities exchange.

     Any Action or Actions taken by the General Partner pursuant to the provisions of this paragraph (b) shall be deemed an amendment and supplement to and part of this Agreement.

     (c) Except as otherwise provided in this Agreement or in any Action in respect of any series of the Preferred Partner Interests and as otherwise required by law, all rights to the management and control of the Partnership shall be vested exclusively in the General Partner.

     (d) No holder of Interests shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Interests of any class or series whatsoever, or of securities convertible into any Interests of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution. Any Person acquiring Preferred Partner Interests shall be admitted to the Partnership as a Preferred Partner upon compliance with Section 2.06.

     Section 13.02.  Terms of All Preferred Partner Interests.  Notwithstanding
                     ----------------------------------------
anything else in any Action to the contrary, all Preferred Partner Interests of the Partnership regardless of series shall have the voting rights, preferences, participating, optional and other special rights, and the qualifications, limitations, or restrictions of, and other matters relating to, the Preferred Partner Interests as set forth below in this Section 13.02.

     (a)  Distributions.
          -------------

          (1) The Preferred Partners shall be entitled to receive, to the extent that the Partnership has cash on hand sufficient to permit such payments and, as determined by the General Partner, funds legally available therefor, cumulative preferential cash distributions ("Preferred Partner
                                                            -----------------
     Distributions") at a rate per annum established by the General Partner,
     -------------
     calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly distribution period, Preferred Partner Distributions will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year. In the event that any date on which Preferred Partner Distributions are payable is not a Business Day, then payment of such Preferred Partner Distributions will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Such Preferred Partner Distributions will be cumulative from the date of original issue whether or not there are profits, surplus, or other funds of the Partnership legally available for the payment of Preferred Partner Distributions, or whether they are deferred.

          (2) If distributions have not been paid, or set aside for payment, in full on any series of Preferred Partner Interests, the Partnership may not:

                 (A) pay, or set aside for payment, any distributions on any other series of Preferred Partner Interests, unless the amount of any distributions paid, or set aside for payment, on any Preferred Partner Interests is paid on all Preferred Partner Interests then outstanding on a pro rata basis, on the date such distributions are paid, or set
               --- ----
          aside for payment, so that

                      (i) (x) the aggregate amount of distributions paid on such series of Preferred Partner Interests bears to (y) the aggregate amount of distributions paid on all such Preferred Partner Interests outstanding the same ratio as

                      (ii) (x) the aggregate of all accumulated arrears of
                 unpaid distributions in respect of such series of Preferred Partner Interests bears to (y) the aggregate of all accumulated arrears of unpaid distributions in respect of all such Preferred Partner Interests outstanding;

                 (B) pay, or set aside for payment, any distribution on the General Partner's Interest; or


                 (C) redeem, purchase or otherwise acquire any other Preferred Partner Interests of such series or any other series then outstanding or any of the General Partner's Interest;

     until, in each case, such time as all accumulated and unpaid distributions on all series of Preferred Partner Interests shall have been paid in full for all distribution periods terminating on or prior to, in the case of clauses (A) and (B), such payment and, in the case of clause (C), the date of such redemption, purchase, or acquisition.

     (b)  Redemption Procedures.
          ---------------------

          (1) Notice of any redemption (a "Notice of Redemption") of the
                                           --------------------
     Preferred Partner Interests will be given by the Partnership by mail or delivery to each record holder of Preferred Partner Interests to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof, at a redemption price set forth in the related Action plus an amount equal to accumulated and unpaid Preferred Partner Distributions. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (b)(i), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, or on the date it was delivered in person, receipt acknowledged, to the holders of such Preferred Partner Interests. Each Notice of Redemption shall be addressed to the record holders of the Preferred Partner Interests at the address of the holder appearing in the books and records of the Partnership. Each Notice of Redemption may state that it is subject to receipt by the Partnership of redemption monies on or before the date fixed for redemption, and which notice shall be of no effect unless such monies are so received prior to such date. No defect in the Notice of Redemption or in the mailing or delivery thereof or publication of its contents shall affect the validity of the redemption proceedings.

          (2) The Partnership may not redeem any Preferred Partner Interests unless all accumulated and unpaid distributions have been paid on all Preferred Partner Interests for all monthly distribution periods terminating on or prior to the date of redemption. In the case of a partial redemption resulting from a Tax Event, the Partnership will (A) cause the global certificates representing all of such series of Preferred Partner Interests to be withdrawn from The Depository Trust Company or its successor securities depository, (B) issue certificates in definitive form representing such series of Preferred Partner Interests, and (C) redeem the series or portion of the series of Preferred Partner Interests subject to such Tax Event. Subject to applicable law, CL&P or its subsidiaries may at any time and from time to time purchase outstanding Preferred Partner Interests by tender, in the open market, or by private agreement. In the event that CL&P or its subsidiary surrenders any Preferred Partner Interests to the Partnership, the Partnership will distribute, to or upon order by CL&P, Subordinated Debentures of the corresponding series in aggregate principal amount equal to the aggregate liquidation preference of the Preferred Securities so surrendered. If a partial redemption of outstanding Preferred Partner Interests would result in a delisting of a series of Preferred Partner Interests from any national securities exchange on which the series of Preferred Partner Interests is then listed, the Partnership may then only redeem the series of Preferred Partner Interests in whole.

          (3) If Notice of Redemption shall have been given and payment shall have been made by the Partnership to the record holders of the Preferred Partner Interests, then upon the date of such payment, all rights of the Preferred Partner Interest Owners or holders of such Preferred Partner Interests so called for redemption will cease, except the right of the holders of such securities to receive the Redemption Price, but without interest. In the event that any date fixed for redemption of Preferred Partner Interests is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day (in each case with the same force and effect as if made on such day). In the event that payment of the Redemption Price in respect of Preferred Partner Interests is not made either by the Partnership or by CL&P pursuant to the Guaranty, distributions on such Preferred Partner Interests will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     (c) Liquidation Distribution.  If, upon any liquidation, the Liquidation
         ------------------------
Distribution on any series of Preferred Partner Interests can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution on all Preferred Partner Interests, then the amounts payable directly by the Partnership on such series of Preferred Partner Interests and on all other series of Preferred Partner Interests shall be paid on a pro rata basis, so that

          (1) (A) the aggregate amount actually paid in respect of the Liquidation Distribution on such series bears to (B) the aggregate amount actually paid as liquidation distributions on all other Preferred Partner Interests the same ratio as

          (2) (A) the aggregate Liquidation Distribution on such series bears to
     (B) the aggregate maximum liquidation distributions on all other Preferred Partner Interests.

     (d) Voting Rights.  The Limited Partners shall not have any right to vote
         -------------
on matters concerning the Partnership except as specifically set forth in this Agreement, in the Guaranty, or as otherwise required by law. If (1) the Partnership fails to pay distributions in full on any series of Preferred Partner Interests for 18 consecutive months; (2) an Event of Default under the Indenture occurs and is continuing; or (3) CL&P is in default on any of its payment or other obligations under the Guaranty, then the holders of all series of the Preferred Partner Interests outstanding, acting as a single class, will be entitled, by a vote of the majority of the aggregate stated liquidation preference of outstanding Preferred Partner

Interests, to appoint and authorize a special representative (the "Special
                                                                   -------
Representative") to enforce the Partnership's creditor rights under the
- --------------
Subordinated Debentures and the Indenture against CL&P and enforce the obligations undertaken by CL&P under the Guaranty, including (but only after failure to pay distributions for 60 consecutive monthly distribution periods) to declare and pay distributions on such series of Preferred Partner Interests, the General Partner agreeing to execute and deliver such documents as may be necessary or desirable for the Special Representative to enforce such rights and obligations. Notwithstanding anything else herein, the Special Representative shall not be admitted as a partner of the Partnership and shall have no liability for the debts, obligations, or liabilities of the Partnership, except to the extent otherwise required by applicable law in order for such Special Representative to enforce the Partnership's rights under the Subordinated Debentures and the Indenture and fulfill its other duties hereunder.

     In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name and as trustee of an express trust, may institute a proceeding, including, without limitation, any suit in equity, an action at law, or other judicial or administrative proceeding, to enforce the Partnership's creditor rights pursuant to the Indenture and the Guaranty directly against CL&P or any other obligor in connection with such obligations to the same extent as the Partnership and on behalf of the Partnership, and may pursue such proceeding to judgment or final decree, and enforce the same against CL&P or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of CL&P or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law.

     For purposes of determining whether the Partnership has failed to pay distributions in full for 18 consecutive monthly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are declared and paid with respect to all monthly distribution periods terminating on or prior to the date of payment of such full cumulative distributions on all Preferred Partner Interests. Subject to the requirements of applicable law, not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a general meeting for the above purpose. If the General Partner fails to convene such meeting within such 30-day period, the Preferred Partners who hold 10% of the aggregate stated liquidation preference of the outstanding Preferred Partner Interests will be entitled to convene such meeting. The provisions of this Agreement relating to the convening and conduct of general meetings of Partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to act in such capacity immediately if the Partnership (or CL&P pursuant to the Guaranty) shall have paid in full all accumulated and unpaid distributions on the Preferred Partner Interests or such default or breach, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Representative, CL&P retains all rights under the Indenture, including the right to extend the interest payment period on the Subordinated Debentures.

     If any proposed amendment of this Agreement provides for, or the General Partner otherwise proposes to effect (pursuant to an Action or otherwise), any action which would materially adversely affect the powers, preferences, or special rights of any series of

Preferred Partner Interests, then holders of such series of outstanding Preferred Partner Interests will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and, in the case of an amendment which would equally adversely affect the powers, preferences, or special rights of any other series of Preferred Partner Interests, all holders of such series of Preferred Partner Interests, shall vote together as a class on such amendment or action of the General Partner (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of Preferred Partners holding not less than 66 2/3% of the aggregate stated liquidation preference of such outstanding series of Preferred Partner Interests. Except as otherwise provided under
Section 11.02 or the Delaware Act, the Partnership will be dissolved and wound up only with the consent of the holders of all outstanding Preferred Partner Interests.

     The powers, preferences, or special rights of any Preferred Partner Interests will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issuance of, any additional series of Preferred Partner Interests or additional general partner Interests.

     Any required approval of Preferred Partner Interests may be given at a separate meeting of such holders convened for such purpose, at a meeting of the holders of all series of Preferred Partner Interests or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of any Preferred Partner Interests are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of Preferred Partner Interests. Each such notice will include a statement setting forth (a) the date of such meeting or the date by which such action is to be taken, (b) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and (c) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of the Preferred Partner Interests will be required for the Partnership to redeem and cancel the Preferred Partner Interests in accordance with this Agreement.

     Notwithstanding that holders of Preferred Partner Interests are entitled to vote or consent under any of the circumstances described above, any of the Preferred Partner Interests that are owned by CL&P or any entity owned more than 50% by CL&P, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

     (e)  Mergers.  The Partnership shall not consolidate, amalgamate, merge
          -------
with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety, to any corporation or other entity, except with the approval of the General Partner and the holders of 66 2/3% in aggregate stated liquidation preference of all outstanding Preferred Partner Interests or as otherwise described below. The General Partner may, without the consent of the holders of the Preferred Partner Interests, cause the Partnership to consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to, a corporation, a limited liability company, limited partnership, trust, or other entity organized as such under the laws of any state of the United States of America or the District of Columbia, provided
                                     --------
that (1) such successor entity either (A) expressly assumes all of the obligations of the Partnership under the Preferred Partner Interests and the other obligations of the Partnership or (B) substitutes for the Preferred Partner Interests other securities having substantially the same terms as the Preferred Partner Interests (the "Successor Securities") so long as the
                                  --------------------
Successor Securities rank, as regards participation in the profits and assets of the successor entity, at least as high as the Preferred Partner Interests rank, as regards participation in the profits and assets of the Partnership, (2) CL&P confirms in writing its obligations under the Guaranty with regard to the Successor Securities, if any are issued, (3) such consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease does not cause the Preferred Partner Interests or Successor Securities to be delisted by any national securities exchange or other organization on which the Preferred Partner Interests are then listed, (4) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not cause the Preferred Partner Interests or Successor Securities to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (5) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the powers, preferences, and special rights of holders of Preferred Partner Interests or Successor Securities in any material respect, (6) such successor entity has a purpose substantially identical to that of the Partnership, and (7) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease CL&P has received an opinion of counsel (which may be regular counsel to CL&P or an Affiliate, but not an employee thereof) experienced in such matters to the effect that (A) holders of outstanding Preferred Partner Interests will not recognize any gain or loss for United States federal income tax purposes as a result of the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (B) such successor entity will be treated as a partnership for United States federal income tax purposes, (C) following such consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease, CL&P and such successor entity will be in compliance with the 1940 Act without registering thereunder as an "investment company," and (D) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease will not adversely affect the limited liability of holders of Preferred Partner Interests or Successor Securities.


                                  ARTICLE XIV
                                   TRANSFERS
                                   ---------

     Section 14.01.  Transfers of Preferred Partner Interests.  Preferred
                     ----------------------------------------
Partner Interests may be freely transferred by a Preferred Partner in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

     Section 14.02.  Transfer of Certificates.  The General Partner shall
                     ------------------------
provide for the registration of Certificates. Upon surrender for registration of transfer of any Certificate, the General Partner shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer and agreement to be bound by the terms of this Agreement in form satisfactory to the General Partner duly executed by the Preferred Partner or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be cancelled by the General Partner. A transferee of a Certificate shall provide the Partnership with a completed Form W-8 or such other documents or information as are requested by the Partnership for tax reporting purposes and thereafter shall be admitted to the Partnership as a Preferred Partner and shall be entitled to the rights and subject to the obligations of a Preferred Partner hereunder upon the receipt by such transferee of a Certificate. The transferor of a Certificate shall cease to be a Limited Partner at the time that the transferee of the Certificate is admitted to the Partnership as a Preferred Partner in accordance with this Section 14.02.

     Section 14.03.  Persons Deemed Preferred Partners.  The Partnership may
                     ---------------------------------
treat the Person in whose name any Certificate shall be registered on the books and records of the Partnership as the Preferred Partner and the sole holder of such Certificate for purposes of receiving distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

     Section 14.04.  Book Entry Interests.  The Certificates, on original
                     --------------------
issuance, will be issued in the form of a typewritten Certificate or Certificates representing the Book Entry Interests to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Partnership. Such Certificates shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Preferred Partner Interest Owner will receive a definitive Certificate representing such Preferred Partner Interest Owner's interests in such Certificate, except as provided in Section 14.06. Unless and until definitive, fully registered Certificates (the "Definitive Certificates")
                                                      -----------------------
have been issued to the Preferred Partner Interest Owners pursuant to Section 14.06:

     (a) The provisions of this Section shall be in full force and effect;

     (b) The Partnership and the General Partner shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of distributions on the Certificates and receiving approvals, votes, or consents hereunder) and shall consider such clearing agency as the Preferred Partner and sole holder of the Certificates and shall have no obligations to the Preferred Partner Interest Owners;

     (c) The rights of the Preferred Partner Interest Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Partner Interest Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless or until the Definitive Certificates are issued pursuant to Section 14.06, the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of distributions on the Certificates to such Clearing Agency Participants;

     (d) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

     (e) Whenever this Agreement requires or permits actions to be taken based upon approvals, votes, or consents of a percentage of the Preferred Partners, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Preferred Partner Interest Owners and/or Clearing Agency participants owning or representing, respectively, such required percentage of the beneficial interests in the Certificates and has delivered such instructions to the General Partner.

     Section 14.05.  Notices to Clearing Agency.  Whenever a notice or other
                     --------------------------
communication to the Preferred Partners is required under this Agreement, unless and until Definitive Certificates shall have been issued pursuant to Section 14.06, the General Partner shall give all such notices and communications specified herein to be given to the Preferred Partners to the Clearing Agency, and shall have no obligations to the Preferred Partner Interest Owners.

     Section 14.06.  Definitive Certificates.  If (1) the Clearing Agency elects
                     -----------------------
to discontinue its services as securities depository and gives reasonable notice to the Partnership and a successor Clearing Agency is not obtained by the Partnership to act as securities depository, or (2) the Partnership elects to terminate the book entry system through the initial Clearing Agency or any successor Clearing Agency, then the Definitive Certificates shall be prepared by the Partnership. Upon surrender of the typewritten Certificate or Certificates representing the Book Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause the Definitive Certificates to be delivered to the Preferred Partner Interest Owners in accordance with the instructions of the Clearing Agency. The General Partner shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive Certificate in accordance with this Article XIV shall be admitted to the Partnership as a Preferred Partner upon receipt of such Definitive Certificate. The Clearing Agency or the nominee of the Clearing Agency, as the case may be, shall cease to be a Limited Partner of the Partnership under this Section 14.06 at the time that at least one additional Person is admitted to the Partnership as a Preferred Partner in accordance with this Section 14.06. The Definitive Certificates shall be printed, lithographed, or engraved or may be produced in any other manner as is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

     In the event that the Partnership exercises its option to redeem only a portion of the Preferred Partner Interests of any series, the Partnership may cause the Certificate or certificates representing the Book Entry Interests to be withdrawn from the Clearing Agency and issue Definitive Certificates representing the Preferred Partner Interests of such series. The General Partner will appoint a registrar, transfer agent, and paying agent for Preferred Partner Interests represented by Definitive Certificates. Registration of transfers of Preferred Partner Interests represented by Definitive Certificates will be effected without charge by or on behalf of the Partnership, but upon payment of any tax or other governmental charges which may be imposed in relation to it. The Partnership will not be required to register or cause to be registered the transfer of Preferred Partner Interests represented by Definitive Certificates after such Preferred Partner Interests have been called for redemption.

                                  ARTICLE XV
                                    GENERAL
                                    -------

     Section 15.01.  Power of Attorney.  (a) The Class A Limited Partner and
                     -----------------
each Preferred Partner constitutes and appoints the General Partner and the Liquidating Trustee as its true and lawful representative and attorney-in-fact, in its name, place, and stead, to make, execute, sign, acknowledge, and deliver or file (1) all instruments, documents, and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Partnership, (2) all instruments, documents, and certificates that may be required to effectuate the dissolution and termination of the Partnership in accordance with the provisions hereof and Delaware law,
(3) all other amendments of this Agreement or the Certificate of Limited Partnership and other filings contemplated by this Agreement, including without limitation amendments reflecting the withdrawal of the General Partner, or the return, in whole or in part, of the contribution of any Partner, or the addition, substitution, or increased contribution of any Partner, or any action of the Partners duly taken pursuant to this Agreement whether or not such Partner voted in favor of or otherwise approved such action, and (4) any other instrument, certificate, or document required from time to time to admit a Partner, to effect its substitution as a Partner, to effect the substitution of the Partner's assignee as a Partner, or to reflect any action of the Partners provided for in this Agreement.

     (b) The powers of attorney granted herein (1) shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the death, insanity, incompetency, or incapacity (or, in the case of a Partner that is a corporation, association, partnership, limited liability company or trust, shall survive the merger, dissolution, or other termination of existence) of the Partner and (2) shall survive the assignment by the Partner of the whole or any portion of his Interest, except that where the assignee of the whole or any portion thereof has furnished a power of attorney, this power of attorney shall survive such assignment for the sole purpose of enabling the General Partner and the Liquidating Trustee to execute, acknowledge, and file any instrument necessary to effect any permitted substitution of the assignee for the assignor as a Partner and shall thereafter terminate. In the event that the appointment conferred in this Section 15.01 would not constitute a legal and valid appointment by any Partner under the laws of the jurisdiction in which such Partner is incorporated, established, or resident, upon the request of the General Partner or the Liquidating Trustee, such Partner shall deliver to the General Partner or the Liquidating Trustee a properly authenticated and duly executed document constituting a legal and valid power of attorney under the laws of the appropriate jurisdiction covering the matters set forth in this
Section 15.01.

     (c) The General Partner may require a power of attorney to be executed by a transferee of a Partner as a condition of its admission as a substitute Partner.

     Section 15.02.  Waiver of Partition.  Each Partner hereby irrevocably
                     -------------------
waives any and all rights that it may have to maintain an action for partition (or any action in the nature of partition) of any of the Partnership's property or assets.

     Section 15.03.  Notices.  Any notice or communication to a Partner
                     -------
permitted or required to be given hereunder shall be in writing and delivered in person or mailed by first-class mail, postage prepaid. Any such notice or communication shall be deemed given if in writing and delivered (1) on the date it was delivered in person to a Partner, receipt acknowledged, at its address appearing on the books and records of the Partnership, or (2) on the day it is first mailed to a Partner by first class mail, postage prepaid.

     Section 15.04.  Entire Agreement.  This Agreement, including the exhibits
                     ----------------
annexed hereto and incorporated by reference herein, contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein.

     Section 15.05.  Waivers.  Except as otherwise expressly provided herein, no
                     -------
purported waiver by any party of any breach by another party of any of his obligations, agreements, or covenants hereunder, or any part thereof, shall be effective unless made in a writing executed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement, or any part hereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due him under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.

     Section 15.06.  Headings.  The section headings herein contained have been
                     --------
inserted only as a matter of convenience of reference and in no way define, limit, or describe the scope or intent of any provisions of this Agreement nor in any way affect any such provisions.

     Section 15.07.  Separability.  Each provision of this Agreement shall be
                     ------------
considered to be separable, and if, for any reason, any such provision or provisions, or any part thereof, is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of, or affect, those portions of this Agreement which are valid, and this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

     Section 15.08.  Contract Construction.  Whenever the content of this
                     ---------------------
Agreement permits, the masculine gender shall include the feminine and neuter genders, and reference to singular or plural shall be interchangeable with the other. References in this Agreement to particular sections of the Code or to provisions of the Delaware Act shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement.

     Section 15.09.  Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts and each of such counterparts for all purposes shall be deemed to be an original, but all of such counterparts, when taken together, shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

     Section 15.10.  Benefit.  This Agreement shall be binding upon and inure to
                     -------
the benefit of the parties hereto and their respective successors and assigns, but shall not be deemed for the benefit of creditors or any other Persons, nor shall it be deemed to permit any assignment by a Partner of any of its rights or obligations hereunder except as expressly provided herein.

     Section 15.11.  Further Actions.  Each of the Partners hereby agrees that
                     ---------------
it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof.

     Section 15.12.  Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the substantive laws of the State of Delaware, without regard to conflicts of laws.

     Section 15.13.  Amendments.  Except as otherwise expressly provided herein
                     ----------
or as otherwise required by law, this Agreement may only be amended by a written instrument executed by the General Partner; provided, however, that any
                                            --------  -------
amendment which would adversely affect the powers, preferences, or special rights of any series of Preferred Partner Interests may be effected only as permitted by the terms of such series of Preferred Partner Interests.

                                  SIGNATURES
                                  ----------

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                         General Partner:
                         THE CONNECTICUT LIGHT AND POWER
                         COMPANY



                         By _________________________________
                            Name:
                            Title:

                         Class A Limited Partner,
                         solely to reflect its withdrawal from the Partnership:
                         NORTHEAST UTILITIES SERVICE COMPANY



                         By _________________________________
                            Name:
                            Title:

                                   Exhibit A

Certificate No. _____                                            CUSIP No. _____



              Certificate Evidencing Preferred Partner Interests


                                      of


                              CL&P Capital, L.P.



              __% Cumulative Monthly Income Preferred Securities,

                                   Series __

           Liquidation preference $25 per Preferred Partner Interest



     CL&P Capital, L.P., a Delaware limited partnership (the "Partnership"),
                                                              -----------
hereby certifies that Cede & Co. (the "Holder") is the registered owner of
                                       ------
___________ (______________) fully paid Preferred Partner Interests of the Partnership designated the __% Cumulative Monthly Income Preferred Securities, Series ____ (liquidation preference $25 per Preferred Partner Interest) (the "Series ____ Preferred Partner Interests") representing preferred limited
- ----------------------------------------
partner interests in the Partnership transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Series ____ Preferred Partner Interests are set forth in, and this Certificate and the Series ____ Preferred Partner Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Partnership Agreement dated as of ___________, 199__ of the Partnership as the same may, from time to time, be amended (the "Partnership Agreement")
                                                     ---------------------
authorizing the issuance of the Series __ Preferred Partner Interests and determining, along with any actions of the General Partner of the Partnership as authorized under the Partnership Agreement, the powers, preferences, and other special rights and limitations, regarding distributions, voting, redemption, and otherwise and other matters relating to the Series __ Preferred Partner Interests. The Partnership will furnish a copy of the Partnership Agreement to the Holder without charge upon written request to the Partnership at its principal place of business or registered office. The Holder is entitled to the benefits of the Payment and Guaranty Agreement of The Connecticut Light and Power Company, dated as of _______, 199__ (the "Guaranty") relating to the
                                                --------
Preferred Partner Interests, and of the Indenture between The Connecticut Light and Power Company and ____________________, as Trustee, dated as of ____________, 199__ (the "Indenture"), under and pursuant to which the related
                          ---------
series of Subordinated Debentures are issued and outstanding, in either case to the extent provided therein. The Holder is further entitled to enforce such rights of the Partnership under the Indenture to the extent provided therein and in the Partnership

Agreement. The Partnership will furnish a copy of the Guaranty and the Indenture to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

     The Holder, by accepting this Certificate, is deemed to have (1) agreed that the Subordinated Debentures issued pursuant to the Indenture are subordinate and junior in right of payment to all general liabilities of The Connecticut Light and Power Company as and to the extent provided in the Indenture and (2) agreed that the Guaranty is subordinate and junior in right of payment to all general liabilities of The Connecticut Light and Power Company. Upon receipt of this Certificate, the Holder is admitted to the Partnership as a Preferred Partner, is bound by the Partnership Agreement and is entitled to the benefits thereunder.

     Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

     IN WITNESS WHEREOF, the Partnership has executed this Certificate this ____ day of ________________, 199__.


                         CL&P CAPITAL, L.P.

                         By The Connecticut Light and Power Company,
                               its General Partner


                               By_________________________________
                                 Name:
                                 Title:

                       ACTION BY THE GENERAL PARTNER OF

                              CL&P CAPITAL, L.P.

                 CREATING THE ____% CUMULATIVE MONTHLY INCOME
                        PREFERRED SECURITIES, SERIES A

                       Dated as of ___________ __, 199_

     Pursuant to Section 13.01 of the Amended and Restated Limited Partnership Agreement of CL&P Capital, L.P. dated ____________ __, 199__ (as amended from time to time, the "Partnership Agreement"), The Connecticut Light and Power
                   ---------------------
Company ("CL&P"), as general partner (the "General Partner") of CL&P Capital,
          ----                             ---------------
L.P. (the "Partnership"), desiring to state the designations, rights,
           -----------
privileges, restrictions, preferences, voting rights, and other terms and conditions of a new series of Preferred Partner Interests, hereby authorizes and establishes such new series of Preferred Partner Interests having the designations, rights, privileges, restrictions, and other terms and provisions set forth below. Each capitalized term used but not defined herein shall have the meaning set forth in the Partnership Agreement.

     (a) Designation.  [*****NUMBER OF INTERESTS IN THE SERIES*****] interests
         -----------
of the Partnership with an aggregate liquidation preference of $ [***** $25 TIMES NUMBER OF INTERESTS IN THE SERIES *****] of the Preferred Partner Interests of the Partnership, and a liquidation preference of $25 per Preferred Partner Interest, are hereby designated as "__% Cumulative Monthly Income Preferred Securities, Series A" (hereinafter the "Series A Preferred Partner
                                                  --------------------------
Interests").  The Certificates evidencing the Series A Preferred Partner
- ---------
Interests shall be substantially in the form attached hereto as Exhibit A. The proceeds of the Series A Preferred Partner Interests shall be loaned to CL&P in return for the __% Subordinated Debentures, Series A, due 20__ of CL&P issued pursuant to an Indenture dated as of _______________, 199_ between CL&P and Bankers Trust Company, as Trustee (the "Indenture") and bearing interest at an
                                        ---------
annual rate equal to the annual distribution rate on the Series A Preferred Partner Interests and having certain payment and redemption provisions which correspond to the payment and redemption provisions of the Series A Preferred Partner Interests (the "Series A Debentures").
                        -------------------

     (b) Distributions on the Series A Preferred Partner Interests.
         ---------------------------------------------------------

               (1) The Preferred Partners who hold the Series A Preferred Partner Interests shall be entitled to receive, to the extent set forth in paragraph (b)(2) hereof, cumulative, preferential cash distributions at a rate per annum of ___% of the stated liquidation preference of $25 per Series A Preferred Partner Interest, calculated in accordance with Section 13.02(a)(1) of the Partnership Agreement

          ("Series A Preferred Partner Distributions").  Series A Preferred
          ------------------------------------------
          Partner Distributions will be payable in United States dollars monthly in arrears on the last day of each calendar month of each year;

          provided, however, that in the event that any date on which Series A
          --------  -------
          Preferred Partner Distributions are payable is not a Business Day, then payment of such Series A Preferred Partner Distributions will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Series A Preferred Partner Distributions will be cumulative from the date of original issue, and the cumulative portion from such date to _____________ __, 199__ shall be payable on ______________ __,
          19__.

               (2) Series A Preferred Partner Distributions shall be paid to the extent that the Partnership has (x) funds on hand legally available therefor, as determined by the General Partner, and (y) cash on hand sufficient to permit such payments. Series A Preferred Partner Distributions will be deferred if and for so long as CL&P defers interest payments to the Partnership on the Series A Debentures. Accrued and unpaid Series A Preferred Partner Distributions will accrue additional distributions after the scheduled payment date therefor ("Additional Distributions") in respect thereof,
                                  ------------------------
          to the extent permitted by law, at the distribution rate per annum for the Series A Preferred Partner Interests. Such Additional Distributions shall be payable at the time the related deferred Series A Preferred Partner Distribution is paid, but in any event by the end of such deferral period. Series A Preferred Partner Distributions will be payable to the Series A Preferred Partners as they appear on the books and records of the Partnership on the relevant record dates, which will be one Business Day prior to the relevant payment dates; provided, however, that if the Series A Preferred Partner Interests
          --------  -------
          are not held by a securities depositary, the General Partner shall have the right to change such record dates.

     (c)  Redemption.
          ----------

               (1) The Series A Preferred Partner Interests are subject to redemption at the option of the General Partner, in whole or in part, from time to time, on or after _________ __, ____, at the redemption price of $25 per Series A Preferred Partner Interest plus accumulated and unpaid Series A Preferred Partner Distributions to the date fixed for redemption, together with any accrued Additional Distributions thereon (the "Redemption Price").
                        ----------------

               (2) Upon redemption or payment at maturity of the Series A Debentures, the proceeds from such redemption or payment of the Series A Debentures shall be applied to redeem the Series A Preferred Partner Interests at the Redemption Price.

               (3) If at any time after the issuance of the Series A Preferred Partner Interests, an Investment Company Act Event shall occur and be continuing, the General Partner shall (A) cause the Partnership to redeem the Series A

          Preferred Partner Interests at the Redemption Price, within 90 days following the occurrence of such Special Event, or (B) dissolve the Partnership and cause the Partnership to distribute the Series A Debentures to Holders of Series A Preferred Partner Interests in liquidation of the Partnership within 90 days following the occurrence of such Special Event; provided, however, that in the case of clause
                                 --------  -------
          (B) above, the Partnership shall have received an opinion of counsel (which may be regular tax counsel to the Partnership or an affiliate, but not an employee thereof) to the effect that such Holders will not recognize any gain or loss for United States federal income tax purposes as a result of such distribution.

               (4) If at any time after the issuance of the Series A Preferred Partner Interests, a Tax Event shall occur and be continuing, the General Partner may (A) cause the Partnership to redeem the Series A Preferred Partner Interests at the Redemption Price, within 90 days following the occurrence of such Special Event, or (B) dissolve the Partnership and cause the Partnership to distribute the Series A Debentures to Holders of Series A Preferred Partner Interests in liquidation of the Partnership within 90 days following the occurrence of such Special Event; provided, however, that in the case of clause
                                 --------  -------
          (B) above, the Partnership shall have received an opinion of counsel (which may be regular tax counsel to the Partnership or an affiliate, but not an employee thereof) to the effect that such Holders will not recognize any gain or loss for United States federal income tax purposes as a result of such distribution.

     (d)  Liquidation Distribution.
          ------------------------

               (1) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Partnership, holders of the Series A Preferred Partner Interests at the time outstanding will be entitled to receive out of the assets of the Partnership available for distribution to holders of Preferred Partner Interests, after satisfaction of liabilities to creditors as required by the Delaware Act and before any distribution of assets is made to holders of the general partner interests, but together with holders of every other series of Preferred Partner Interests outstanding, an amount equal to, in the case of holders of Series A Preferred Partner Interests, the aggregate of the stated liquidation preference of $25 per Series A Preferred Partner Interest plus accumulated and unpaid distributions and Additional Distributions to the date of payment (the "Liquidation
                                                                    -----------
          Distribution").
          ------------

               (2) Notwithstanding the foregoing, the General Partner may distribute the Series A Debentures to Holders of Series A Preferred Partner Interests in liquidation of the Partnership pursuant to paragraph (c)(3)(B) or (c)(4)(B) hereof. After the date fixed for any such distribution, upon dissolution of the Partnership, (i) the Series A Preferred Partner Interests will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record Holder of the Series A Preferred Partner Interests, will return the registered global certificate or certificates representing the Series A Preferred Partner Interests and will receive a registered global certificate or certificates representing the Series A Debentures to be delivered upon such distribution, and (iii) any certificates representing Series A Preferred Partner Interests not held by DTC or its nominee will be deemed to represent Series A Debentures having a principal amount and accrued and unpaid interest equal to the aggregate of the stated liquidation preference of, and accrued and unpaid Distributions on, such Series A Preferred Partner Interests until such certificates are presented to the General Partner or its agent for transfer or reissuance.

     (e) Voting Rights.  The holders of the Series A Preferred Partner Interests
         -------------
shall have no voting rights except as provided in the Partnership Agreement.

     (f) Withholding.  All payments by the Partnership in respect of the Series
         -----------
A Preferred Partner Interests will be made without withholding or deduction on account of any present or future taxes, duties or assessments imposed by the United States or any state thereof, unless such withholding or deduction is required by law.

     (g)  Subordination.  The holders of Series A Preferred Partner Interests
          -------------
are deemed, by acceptance of such Interests, to have (1) agreed that the Series A Debentures issued pursuant to the Indenture are subordinate and junior in right of payment to all general liabilities of CL&P as and to the extent provided in the Indenture and (2) agreed that the Guaranty relating to the Series A Preferred Partner Interests is subordinated and junior in right of payment to all general liabilities of CL&P.

     IN WITNESS WHEREOF, the General Partner has executed this Action as of the date and year first above written.

                    THE CONNECTICUT LIGHT AND POWER COMPANY,
                     as General Partner


                    By_________________________________
                     Name:
                     Title:

                                   Exhibit A

Certificate No. _____                                            CUSIP No. _____


               Certificate Evidencing Preferred Partner Interests


                                       of


                               CL&P Capital, L.P.



              __% Cumulative Monthly Income Preferred Securities,

                                    Series A

           Liquidation preference $25 per Preferred Partner Interest



     CL&P Capital, L.P., a Delaware limited partnership (the "Partnership"),
                                                              -----------
hereby certifies that Cede & Co. (the "Holder") is the registered owner of
                                       ------
___________ (______________) fully paid Preferred Partner Interests of the Partnership designated the __% Cumulative Monthly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Partner Interest) (the "Series A Preferred Partner Interests") representing preferred limited partner
- -------------------------------------
interests in the Partnership transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Series A Preferred Partner Interests are set forth in, and this Certificate and the Series A Preferred Partner Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Partnership Agreement dated as of ___________, 199__ of the Partnership as the same may, from time to time, be amended (the "Partnership Agreement")
                                              ---------------------
authorizing the issuance of the Series A Preferred Partner Interests and determining, along with any actions of the General Partner of the Partnership as authorized under the Partnership Agreement, the powers, preferences, and other special rights and limitations, regarding distributions, voting, redemption, and otherwise and other matters relating to the Series A Preferred Partner Interests. The Partnership will furnish a copy of the Partnership Agreement to the Holder without charge upon written request to the Partnership at its principal place of business or registered office. The Holder is entitled to the benefits of the Payment and Guaranty Agreement of The Connecticut Light and Power Company, dated as of _______, 199__ (the "Guaranty") relating to the
                                                --------
Preferred Partner Interests, and of the Indenture between The Connecticut Light and Power Company and ____________________, as Trustee, dated as of ____________, 199__ (the "Indenture"), under and pursuant to which the related
                          ---------
series of Subordinated Debentures are issued and outstanding, in either case to the extent provided therein. The Holder is further entitled to enforce such rights of the Partnership under the Indenture to the extent provided therein and in the Partnership Agreement. The Partnership will furnish a copy of the Guaranty and the Indenture to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

     The Holder, by accepting this Certificate, is deemed to have (1) agreed that the Subordinated Debentures issued pursuant to the Indenture are subordinate and junior in right of payment to all general liabilities of The Connecticut Light and Power Company as and to the extent provided in the Indenture and (2) agreed that the Guaranty is subordinate and junior in right of payment to all general liabilities of The Connecticut Light and Power Company. Upon receipt of this Certificate, the Holder is admitted to the Partnership as a Preferred Partner, is bound by the Partnership Agreement and is entitled to the benefits thereunder.

     Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

     IN WITNESS WHEREOF, the Partnership has executed this Certificate this ____ day of ________________, 199__.


                         CL&P CAPITAL, L.P.

                         By The Connecticut Light and Power Company,
                               its General Partner



                         By_________________________________
                           Name:
                           Title: